EXHIBIT 4.1(i)

NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF ("WARRANT SHARES"), AS OF THE DATE OF ISSUANCE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THIS WARRANT AND THE WARRANT SHARES AND THIS WARRANT AND SUCH SUBSCRIPTION AGREEMENT SET FORTH THE COMPANY'S OBLIGATIONS TO REGISTER THE RESALE OF THE WARRANT SHARES. A COPY OF SUCH SUBSCRIPTION AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.

                                                            For the Purchase of
                                                            _________ shares of
No. ___                                                         Common Stock

                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                                 GLOBALINK, INC.


                            (A Delaware corporation)


         Globalink, Inc. ("Company"), hereby certifies that for value received, ________________, or his, her or its registered assigns ("Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on October 20, 1997, and ending on October 19, 2002, _______ shares of Common Stock, $.01 par value, of the Company ("Common Stock"),at a purchase price equal to $1.75 per share. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.       Exercise.

         1.1 Procedure. This Warrant may be exercised by the Registered Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto as Exhibit I duly executed by such Registered
Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Purchase Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

         1.2 Date of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

         1.3      Cashless Exercise.

                  (i) Determination of Amount. In lieu of the payment of the Purchase Price in the manner required by Section 1.1, the Registered Holder shall have the right (but not the obligation) to pay the Purchase Price for the Warrants being purchased with this Warrant upon exercise by the surrender to the Company of any exercisable but unexercised portion of this Warrant having a value at the close of trading on the last trading day immediately preceding the exercise of this Warrant, equal to the Purchase Price multiplied by the number of Warrants being purchased upon exercise ("Cashless Exercise Right"). The sum of (a) the number of Warrants being purchased upon exercise of the non-surrendered portion of this Warrant pursuant to this Cashless Exercise Right and (b) the number of Warrants underlying the portion of this Warrant being surrendered, shall not in any event be greater than the total number of Warrants purchasable upon the complete exercise of this Warrant if the Purchase Price were paid in cash. The value of the portion of the Warrant being surrendered shall equal the remainder derived by subtracting (a) the Purchase Price multiplied by the number of Warrants underlying the portion of this Warrant being surrendered from (b) the "Market Price" (as defined below) of the Warrants multiplied by the number of Warrants underlying the portion of this Warrant being surrendered. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of a share of Common Stock on such date, or, in case no such reported sale takes place on such date, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or SmallCap Market or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  (ii) Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering to the Company the Purchase Option with a duly executed exercise form attached hereto with the cashless exercise section completed.

         1.4 Issuance of Certificate. As soon as practicable after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full shares of Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1.1 above.

2.       Adjustments.

         2.1 Split, Subdivision or Combination of Shares. If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Purchase Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         2.2 Reclassification Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2.1 above), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof, the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         2.3 Price Adjustment. No adjustment in the per share exercise price shall be required unless such adjustment would require an increase or decrease in the Purchase Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         2.4 Price Reduction. Notwithstanding any other provision set forth in this Warrant, at any time and from time to time during the period that this Warrant is exercisable, the Company in it sole discretion may reduce the Purchase Price or extend the period during which this Warrant is exercisable.

         2.5 No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Registered Holder of this Warrant to adjustments in the Purchase Price.

         2.6 Notice of Adjustment. Upon any adjustment of the Purchase Price or extension of the Warrant exercise period, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant describing the event requiring the adjustment, stating the adjusted Purchase Price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the closing sale price of the Warrant Shares on the American Stock Exchange ("AMEX") or if the securities are traded or Nasdaq, the closing sale price expected by Nasdaq on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then fair market value of the Warrant Shares as shall be reasonably determined by the Board of Directors of the Company.

4. Limitation on Sales. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares, as of the date of original issuance of this Warrant, have not been registered under the Securities Act of 1933, as amended ("Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Shares or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

         "THE ISSUANCE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT OR APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

5. Certain Dividends. If the Company pays a dividend or makes a distribution on the Common Stock ("Dividend"), other than a stock dividend payable in shares of Common Stock, then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Dividend which would have been paid to such Registered Holder if it had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such Dividend are determined.

6.       Registration Rights of Warrant Holder.

         6.1 Registration. Upon the written demand of the holders of at least 51% of the Warrants and/or the Warrant Shares ("Majority Holders"), the Company shall file a Registration Statement under the Act ("Registration Statement") with the Securities and Exchange Commission and in such states as shall be reasonably specified by M.H. Meyerson & Co. ("Placement Agent") registering for reoffer and resale the Warrant Shares. The Company agrees to use its best efforts to file the Registration Statement and have it declared effective within 60 days after the demand of the Majority Holder. The Company shall keep the Registration Statement effective and current until all the securities thereunder are sold or may be sold freely under an appropriate exemption under the Act and the blue sky laws of the states selected by the Placement Agreement. The Company covenants and agrees to give written notice of its receipt of any demand by the Majority Holders to all other holders within ten days from the date of the receipt of any demand.

         6.2 Expenses. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing, modifying and amending of the Registration Statement, providing reasonable numbers of the prospectus contained therein to the Registered Holder and effecting the issuance and transfer of the Warrant Shares on an expeditious basis.

         6.3 Indemnification. The Company shall indemnify the Registered Holder(s) of the Warrant Shares to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Registered Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the Registration Statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Warrant Shares; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Warrant Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, AMEX or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company with respect to the Registered Holders expressly for use in any preliminary prospectus, the Registration Statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Registered Holders of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Warrant Shares or in connection with the Registration Statement or prospectus.

7.       Redemption.

         7.1 Redemption Rights. The Company may call all (but not less than all) of the Warrants for redemption at any time after October ___, 1999, at the price of $.01 per Warrant, upon notice referred to in Section 7.2, provided that (i) the Warrant Shares underlying the Warrants have been registered for resale by means of the Registration Statement; (ii) the Registration Statement is current and effective at the time the aforementioned notice is sent and the Warrants are called by the Company; and (iii) the last sales price of the Common Stock has been at least $5.00 on each of the twenty (20) consecutive trading days immediately preceding the day on which notice of redemption is given.

         7.2 Date Fixed for Redemption; Notice of Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption and mail a notice of redemption by first class mail, postage prepaid, not less than 20 days from the date fixed for redemption to the holders of the Warrants at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

         7.3 Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 1 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 7.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the redemption price.

8. Notices of Record Date. In case:

                  (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

                  (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

9. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company shall apply for listing, and obtain such listing, for the Warrant Shares on AMEX and each exchange on which the Common Stock is listed, at the earliest time that such listing may be obtained in accordance with the rules and regulations of AMEX and the exchange and maintain such listing until the seventh anniversary of the date of original issuance of this Warrant.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity
agreement  (with  surety  if  reasonably   required)  in  an  amount  reasonably
satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. Transfers, etc.

         11.1 Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

         11.2 Registered Holder. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights set forth in this Warrant shall inure to the benefit of the Registered Holder and all the Registered Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

14. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

17. Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

18. Mailing of Notices, etc. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Registered Holder:         To his or her address on page 1 of this Warrant.

The Company:               Globalink, Inc.
                           9302 Lee Highway
                             Fairfax, Virginia 22031
                           Attention: Harry E. Hagerty
                               Fax: (703) 273-3405

In either case,
  with a copy to:                   Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016-2097
                                    Attention:  David Alan Miller, Esq.
                                    Fax: (212) 818-8881

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.


                                          GLOBALINK, INC.


                                           By:
                                              --------------------------------
                                              Name: Harry E. Hagerty, Jr.
                                              Title:   Chief Executive Officer



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

                                                                       EXHIBIT I
                               NOTICE OF EXERCISE


TO:      Globalink, Inc.
         9302 Lee Highway
         Fairfax, Virginia 22031

1. The undersigned hereby elects to purchase ________ shares of the Common Stock of Globalink, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

                                       or

         The undersigned hereby elects to purchase _________ shares of Common Stock of Globalink, Inc. by surrender of the unexercised portion of the within Warrant (with a "Value" of $__________ based on a "Market Price" of $-----------).

         Please issue the Common Stock underlying the Warrants in accordance with the instructions given below.

2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

3. The undersigned represents that it will sell the shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.

4. |_| I acknowledge that this exercise of the Warrant represented by this Notice of Exercise was solicited by M.H. Meyerson & Co., Inc.

     |_| The exercise of this Warrant represented by this Notice of Exercise was not solicited by M.H. Meyerson & Co., Inc.


                                                -------------------------------
                                                 Signature of Holder

Please issue securities as follows:             -------------------------------
                                                 (Name)

                                                -------------------------------
                                                 (Address)

                                                -------------------------------
                                                -------------------------------

                                                -------------------------------
                                                (Taxpayer Identification Number)



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